Exhibit 10.1

LOTUS MMJ CONSULTING, LLC

ADVISORY SERVICES AGREEMENT

This Advisory Services Agreement (the “Agreement”) is entered into and effective March 17, 2015 (the “Effective Date”) between Lotus MMJ Consulting, LLC, a Colorado limited liability company (“Lotus”), and Green Management Energy Services Holdings Inc., a Delaware corporation (“Client”).

RECITALS

A. Lotus has expertise in the area of medical marijuana sales and dispensary operations, cultivation, and processing, as well as retail marijuana sales, and is willing to provide advisory services to the Client.

B. Client desires to obtain the services of Lotus by means of services provided by Lotus’ employees to provide the Services (as defined below) to Client under this Agreement, on Client’s own behalf and on behalf of all existing and future Affiliated Companies (defined as any corporation or other business entity or entities that directly or indirectly controls, is controlled by, or is under common control with Client), and Lotus desires to provide advisory services to the Client upon the terms and conditions under this Agreement.

C. Lotus has spent significant time, effort, and money to develop certain Confidential and Proprietary Information (as defined in Section 8 below), which Lotus considers vital to its business and goodwill.

D. The Proprietary Information will necessarily be communicated to or acquired by Client in the course of providing advisory services to the Client, and Lotus desires to provide the services of Client, only if, in doing so, it can protect its Proprietary Information and goodwill.

NOW, THEREFORE, in consideration of the foregoing premises, and of the mutual covenants and undertakings contained herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lotus and Client hereby agree as follows:

1. Services.

1.1 Scope of Services. Lotus will provide those specific services set forth in the Schedule of Services and Fees (the “Services”), attached to this Agreement as Schedule A and incorporated in this Agreement by reference.

1.2 Client’s Direction. Lotus hereby agrees to provide the Services only at such time and for such purposes as Client’s CEO or other senior management shall specifically request from time to time. Lotus agrees to perform its obligations under this Agreement in good faith and with a view towards achieving a successful implementation of Client’s new business plan focused on the “Cannabis Industry”, which for purposes of this Agreement is defined as any legal business relating directly or indirectly to medical and/or retail marijuana sales, marketing, cultivation, processing, or any ancillary business thereof.

LOTUS CONSULTING SERVICES AGREEMENT	Page 1 of 13

2. Fees, Expenses, and Payment.

2.1. Fees. In consideration of the Services to be performed by Lotus, Client will pay Lotus as follows:

(a) Advisory Fee. Client will pay Lotus a nonrefundable advisory fee (the “Advisory Fee”) under the terms and in the amount set forth in Schedule A attached to this Agreement.

(b) Success Fee. If Client is successful in obtaining the required licenses for: (i) a medical marijuana dispensary facility, (ii) a medical marijuana cultivation facility, (iii) a medical marijuana-infused products manufacturing facility, (iv) a retail marijuana store, (v) a retail marijuana cultivation facility, (vi) a retail marijuana-infused products manufacturing operation, (vii) if Client is successful acquiring an established and already licensed medical marijuana dispensary, medical marijuana cultivation facility, medical marijuana-infused products manufacturing facility, retail marijuana store, retail marijuana cultivation facility, or retail marijuana-infused products manufacturing facility, or (viii) if Client consummates any Business Combination (as defined in Schedule A) as a result of the Services, Client will pay Lotus a nonrefundable success fee (the “Success Fee”) under the terms and in the amount set forth in Schedule A attached to this Agreement.

(c) Warrant Compensation. In addition to the Advisory Fee, Post Success Services (if applicable), and Success Fee (if applicable), in exchange for the Services, Client shall issue to Erik Santus (“Santus”) warrants to purchase restricted shares of the common stock, $0.0001 par value per share (the “Common Stock”), of the Client (the “Warrants”) as set forth below:

(i) 1,250,000 Warrants (the “Initial Warrants”) issued as of the date of execution of this Agreement, that immediately vest, and (ii) and an additional one time issuance of up to 2,000,000 Warrants (the “Additional Warrants”) issued upon the closing of an acquisition by Client of any medical or retail marijuana license and issuance of such license or the closing of an acquisition of an established medical or retail marijuana operation or closing of a successful Business Combination in the Cannabis Industry directly introduced to the Client by either Santus or Lotus (the “Opportunities”), provided that Santus will only be entitled to the Additional Warrants if the minimum value of such Opportunities aggregates to at least $2,000,000. For the avoidance of doubt, Lotus shall only be entitled to a maximum of 2,000,000 Additional Warrants irrespective of how many such opportunities are consummated by Client. Each Initial Warrant shall be a 3-year warrant to purchase one share of Common Stock at an exercise price of $0.01 per share (subject to equitable adjustment in the event of any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event pertaining to the Common Stock), and except as set forth herein, the terms of the Warrants shall be in the form of standard warrants issued to consultants of the Client, except that the Warrants can be exercised on a cashless basis and shall be exercisable for a period of three (3) years from the date of issuance. The Warrants shall be issued in the name of Santus or certain affiliates of Santus by delivery of instructions to the Company providing for the names of designees who are affiliates of Santus.

(ii) Santus represents and warrants to the Company that, as of the date hereof and the time of such issuance, he (i) will acquire the Warrants and if exercised, the shares of Common Stock underlying the Warrants (the “Shares”), for investment for his own account and not with the view to, or for resale in connection with, any distribution thereof; (ii) understands and acknowledges that the Warrants and the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws, by reason of an exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws; (iii) does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to any third person with respect to any of the Shares; and (iv) understands that a limited market for the Common Stock now exists and that there may never be an active public market for the Shares.

LOTUS CONSULTING SERVICES AGREEMENT	Page 2 of 13

(iii) Santus understands that on August 26, 2010, the Company ceased to be a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 144(i), securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (i) is no longer a shell company; and (ii) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the securities cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

(iv) Santus understands that the certificates or other instruments representing the Warrants and the Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

For U.S. Persons: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

LOTUS CONSULTING SERVICES AGREEMENT	Page 3 of 13

For Non-U.S. Persons: “THESE SECURITIES REPRESENTED HEREBY WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S PROMULGATED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, NONE OF THE SECURITIES REPRESENTED BY HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE SECURITIES ACT.”

The legend set forth above shall be removed and the Client shall issue a certificate without such legend to the holder of the applicable securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) Santus and his broker make the necessary representations and warranties to the transfer agent for such security that he has complied with the prospectus delivery requirements in connection with a sale transaction, provided the applicable Securities are registered under the Securities Act or (ii) prior to a sale transaction, in connection with which such holder provides the Company with an opinion of counsel satisfactory to the Company, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the applicable Securities may be made without registration under the Securities Act.

(d) Equity; Brand Licensing. In exchange for the Services and in Lotus’ sole determination, Client may determine in its sole discretion to issue to Lotus an equity interest, in amount determined by Client, in any medical marijuana dispensary or retail marijuana store, or any medical marijuana or retail marijuana cultivation facility or marijuana-infused products manufacturing facility, or Business Combination acquired by the Client, which opportunity was directly introduced by Lotus or Santus. In the event of such issuance, the parties will work in good faith to perform any actions and execute and deliver any documents necessary or appropriate to give effect to the intent of this subsection 2.1(d). Lotus will also provide Client with the option of using Lotus’ name and brand for its medical marijuana or retail marijuana operations. Terms of such brand licensing shall be determined by the parties under separate agreements. Lotus is under no requirement to receive any equity interest in any medical marijuana dispensary or retail marijuana store, or any medical marijuana or retail marijuana cultivation facility or marijuana-infused products manufacturing facility, or Business Combination owned by the Client and Lotus is under no requirement to provide Client with the use of Lotus’ name and brand for Client’s medical marijuana or retail marijuana operations or Business Combinations.

2.2. Expenses. In addition to Lotus’ Fees, Client will reimburse Lotus all actual out-of-pocket expenses, including travel (economy class), reasonably incurred by Lotus in the performance of the Services described in Schedule A; provided that any individual expenses equal to or exceeding $500 shall be required to be preapproved in advance in writing by Client (via email) in order to be considered reimbursable under this section. Lotus agrees to provide Client with detailed receipts, ledgers, and other records as may be reasonably requested by Client or Client’s accountants to verify and document the amount and nature of such expenses.

LOTUS CONSULTING SERVICES AGREEMENT	Page 4 of 13

2.3. Payment. Client will pay the Advisory Fee to Lotus upon signing this Agreement. Client will pay the Success Fee upon the acquisition of any medical or retail marijuana license or established medical or retail marijuana operation or successful Business Combination.

3. Timeliness of Performance. Lotus understands that Client requires prompt performance of all Services under this Agreement. However, Lotus will be excused from performance under this Agreement to the extent such performance is prevented, delayed, or obstructed by reason of any present or future statute, law, ordinance, regulation, order, judgment or decree, whether legislative, executive or judicial (whether or not constitutional), act of God or terror, earthquake, flood, fire, epidemic, accident, explosion, casualty, lockout, boycott, strike, labor controversy, riot, civil disturbance, war or armed conflict, act of public enemy, embargo, or any similar event of force majeure (all of the foregoing being deemed “force majeure”), such failure to perform will not be deemed a breach of or default under this Agreement, and Lotus will not be liable to the Client for such default. If there is any occurrence of any such force majeure which continues for a period of more than thirty (30) days, then either party will have the right to terminate this Agreement without further liability to the other, except for appropriate payment or adjustment of fees and other payments to be made under this Agreement (including, if applicable, refund of unearned sums paid to a party under this Agreement).

4. Term and Termination.

4.1. Initial Term. Lotus shall provide the Services for a period commencing on the Effective Date and terminating on a date that is twelve (12) months from the Effective Date (the “Advisory Period”). Either party shall have the right to terminate this Agreement, at any time for any reason, by providing to the other party at least a ninety (90) day notice of such termination, and both parties shall be required to continue to comply with the terms of this Agreement during such notice period.

4.2. Renewal. The Advisory Period and any terms of this Agreement will be renewed only upon a separate written agreement between Lotus and the Client.

5. Cooperation. To enable Lotus to perform the Services contemplated by this Agreement as efficiently as possible, Client agrees to provide such reasonable cooperation and assistance as Lotus may request.

6. No Warranty and Limitation of Liability.

All Services provided by Lotus are delivered “AS IS,” without warranty of any kind. In no event will Lotus be liable to the Client for special, incidental, or consequential damages in connection with its obligations under this Agreement, either in contract or tort, whether or not the possibility of such damages have been disclosed in advance or could have been reasonably foreseen. If this limitation of special, incidental, and consequential damages is held unenforceable, then the parties agree that by reason of the difficulty in foreseeing such possible damages, all liability for special, incidental, and consequential damages will be limited to a maximum of twenty-five percent (25%) of the aggregate amount paid by Client (cash and securities) to Lotus as liquidated damages and not as penalty. The fees provided for in this Agreement reflect the allocation of risks and the limitation of liability specified in this Agreement.

LOTUS CONSULTING SERVICES AGREEMENT	Page 5 of 13

7. Indemnification. The parties, at each party’s own expense, will defend, indemnify, and hold harmless each other and each party’s Affiliates, employees, directors, agents, representatives, successors, and assigns with respect to any claim, damages, liability, amounts or any other action (the “Claims”) brought against either party and/or either party’s Affiliates, employees, directors, agents, representatives, successors, and assigns arising out of any conduct or actions by either party, in connection with the Services provided under this Agreement, which constitute fraud, gross negligence or willful misconduct.8. Confidential and Proprietary Information. In consideration for and as a condition of the furnishing to Client by Lotus, and to Lotus by Client, of certain confidential and proprietary information relating to the performance of the Services, Client and Lotus have entered into a Non-Disclosure and Confidentiality Agreement (the “NDA”), a copy of which is attached to this Agreement as Exhibit A and incorporated by this reference.

9. Non-Exclusivity of Services. Client acknowledges that Lotus will be performing similar services for businesses or individuals other than Client. Lotus acknowledges that Client may engage other parties to provide similar services as the services that Lotus is providing hereunder. Unless the nature of such services would expressly violate a specific provision of this Agreement, this Agreement does not prohibit Lotus from performing services for such other businesses or individuals or Client from engaging other firms or individuals to perform such services for Client.

10. Independent Contractor. The parties agree that Lotus is an independent contractor and will be responsible for and will have full control over developing its own means and methods as it deems appropriate in providing the Services, and that Client is interested only in the results of the Services. Lotus is not an employee, partner, or agent of Client, and Lotus has no authority to contract for or bind Client in any manner, except with the prior written consent of Client. Lotus will not make any representation of an employment relationship between Lotus and Client and will not claim any benefits provided by Client to its employees. Lotus understands and agrees that Lotus, its employees and subcontractors are not entitled to and will not receive any employee benefits from the Client, including but not limited to employer withholdings or liability for taxes, FICA, Medicare or Medicaid, medical or disability insurance, vacation or leave, or pension. Lotus and its employees and subcontractors are not entitled to and will not receive worker’s compensation or unemployment insurance benefits unless coverage is provided by Lotus or some other entity. Lotus is obliged to and agrees to pay any applicable federal, state, and local income tax on any monies paid pursuant to this Agreement.

11. Risk Factors; Disclosures. Client acknowledges that the Services to be provided by Lotus include, but are not limited to, those Services listed in Schedule A and are related to the operation of businesses whose primary purpose is the legal cultivation, possession of, and manufacturing of marijuana for sale to retail and medicinal providers or consumers pursuant to Colorado law. However, the cultivation, possession, manufacturing of, and distribution of marijuana remains a federal crime under the Controlled Substances Act. As such, this Agreement poses additional risks regarding the potential conflict between state and federal laws respecting the legality of the Services provided by Lotus.

12. General Provisions.

12.1. Entire Agreement. This Agreement, including the exhibits, constitutes the entire understanding between the parties with respect to the subject matter of this Agreement, and supersedes completely all negotiations, discussions, and prior agreements, oral or written, between the parties with respect to the subject matter of this Agreement.

LOTUS CONSULTING SERVICES AGREEMENT	Page 6 of 13

12.2. Amendments. No modification of this Agreement will be effective unless in writing signed by an officer of Lotus and a duly authorized representative of Client. In event of a conflict between this Agreement and other representations, whether written or oral, the provisions of this Agreement will prevail.

12.3. Authority.  Each party warrants that it has the full authority and power to enter into and perform under this Agreement. Each party represents that it is not subject to any restrictive obligations imposed by any third parties that would impair its ability to exercise its best efforts in connection with this Agreement.

12.4. Assignment. Neither this Agreement, nor the rights or obligations created by this Agreement, may be assigned, in whole or in part, whether voluntarily, by operation of law, or otherwise, without the prior written consent of all other parties to this Agreement. Any attempted assignment in violation of this provision will be invalid.

12.5. No Waiver. The waiver by either party of a breach or default in any of the provisions of this Agreement by the other party will not be construed as a waiver of any succeeding breach of the same or other provisions; nor will any delay or omission on the part of either party to exercise or avail itself of any right, power, or privilege that it has or may have under this Agreement operate as a waiver of any breach or default by the other party.

12.6. Jurisdiction and Venue; Choice of Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado, without reference to the choice of law principles thereof. This Agreement shall be subject to the exclusive jurisdiction of the courts in Denver County in the State of Colorado. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Colorado by virtue of a failure to perform an act required to be performed in the State of Colorado and irrevocably and expressly agree to arbitration in Denver County in the State Colorado for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated by this Agreement. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of this Agreement, or any judgment entered by any court in respect hereof brought in the State of Colorado, and further irrevocably waive any claim that any suit, action, or proceeding brought in the State of Colorado have been brought in an inconvenient forum.

12.7. Notice. Each party giving or making any notice, request, demand, or other communication required or permitted by this Agreement shall give that notice in writing and use one of the following types of delivery, each of which is a writing for purposes of this agreement: personal delivery, mail (registered or certified mail, postage prepaid, return-receipt requested), nationally recognized overnight courier (fees prepaid), facsimile, or email and addressed to:

Lotus MMJ Consulting, LLC:

1444 Wazee Street, Suite 115

Denver, Colorado 80112

Attn: Erik Santus or Hung Nguyen

Phone: 303-349-2214

Email: erik@lotusmedical.com

LOTUS CONSULTING SERVICES AGREEMENT	Page 7 of 13

Client:

Green Energy Management Services Holdings, Inc.

575 Lexington Ave, 4th Floor

New York, New York 10022

Attn: Robert Thomson, Chairman and Acting CFO

With a copy to (which shall not constitute notice):

Foley Shechter LLP

65 Route 4 East

River Edge, New Jersey 07661

Attn: Sasha Ablovaskiy, Esq.

Phone: 917-688-4076

Email: sablovatskiy@foleyshechter.com

12.8. Binding Effect. This Agreement will inure to the benefit of and be binding upon the Client, its successors and assigns, including, but not limited to (i) any person or entity that may acquire all or substantially all of the Client’s assets and business, (ii) any entity with or into which the Client may be consolidated or merged, (iii) any entity that is at any time the parent or a subsidiary or owner of all ownership interests of the Client, (iv) any entity that is an affiliate of the Client by virtue of common (although not identical) ownership, (v) any entity that is a successor entity of the Client in an exchange.

12.9. Severability. If any provision of this Agreement is found unenforceable under applicable law, the remaining provisions of this Agreement will nonetheless be enforced to the maximum extent permitted by law consistent with the fundamental intent of the parties.11.7. Counterparts. This Agreement may be executed in counterparts which, when taken together, will be deemed an original and constitute one and the same document. Facsimile transmission or email of executed signature pages will be sufficient to bind the executing party.

12.10 Press Releases/Public Announcements. No party shall issue any press release or public announcement of this Agreement or the terms hereof without the prior consent of the other party; provided, however, that the Client may (i) make filings under applicable federal and state securities laws as required under applicable law, and (ii) issue a press release in connection with the execution of this Agreement and the parties ongoing business developments, but shall provide Lotus with a reasonable opportunity to review and comment upon any proposed filing.

[Signature page follows]

LOTUS CONSULTING SERVICES AGREEMENT	Page 8 of 13

IN WITNESS WHEREOF, Lotus and Client have executed this Agreement on the day and year first written above.

LOTUS MMJ CONSULTING, LLC:		CLIENT:

By:	/s/ Erik W. Santus	By:	/s/ Dr. Robert Thomson
Print Name: Erik Santus		Print Name: Dr. Robert Thomson
Title: Owner		Title: Chief Executive Officer

STATE OF )
COUNTY OF )

The foregoing instrument was acknowledged before me this               day of                     , 20       , by                                                                                        .

Witness my hand and official seal.

Notary Public
My commission expires:

STATE OF                             )

COUNTY OF                         )

The foregoing instrument was acknowledged before me this               day of                     , 20       , by                                                                                        .

Witness my hand and official seal.

Notary Public
My commission expires:

LOTUS CONSULTING SERVICES AGREEMENT	Page 9 of 13

SCHEDULE A
SCHEDULE OF SERVICES AND FEES

Services: Lotus shall provide the following services to Client with respect to operating a medical or retail marijuana operation or facilitating a Business Combination in Colorado and such other states as mutually agreed by Client and Lotus:

Lotus shall (a) assist Client in identifying potential opportunities for the acquisition, licensing, and origination, of one or more (i) medical marijuana dispensaries, (ii) medical marijuana cultivation facilities, (iii) medical marijuana-infused products manufacturing facilities, (iv) retail marijuana stores, (v) retail marijuana cultivation facilities, or (vi) retail marijuana-infused products manufacturing facilities, (collectively referred to as the “Marijuana Facilities” and each a “Marijuana Facility”), (b) provide guidance, direction and know-how to Client and/or other parties or persons designated by Client related to the business and know-how of growing, cultivating, dispensing, distributing manufacturing, operations, compliance, marketing, strategy, business development, licensing and/or management of marijuana for medical and/or retail purposes (as permitted by applicable state law), and (c) assist Client with such other services related to the Cannabis Industry as Client shall request.

For the benefit of the Client, Lotus will complete all due diligence on each Marijuana Facility or such other entity or person as Client requests and provide Client with guidance and direction regarding the following aspects of the Marijuana Facilities operations:

●	Manufacturing

●	Medical Sales

●	Retail Sales

●	Regulation and Licensing

●	Compliance

●	Operations

●	Marketing

●	Grow Management

●	Environmental Controls

●	Client Retention

In addition to the above, Lotus shall provide Client with business development services and strategic planning services consisting of all business activities related to each Marijuana Facility, including, but not limited to, licensing and state applications, financial modeling and forecasting, projected organizational chart for start-up, developing policies and standard operating procedures, assisting with all aspects of business plan, development, site plan rendering and configuration, providing security, transportation and real estate consultation, designing, branding and marketing, describing operational team and its knowledge, expertise and experience, and drafting and finalizing written narratives and resumes for team.

LOTUS CONSULTING SERVICES AGREEMENT	Page 10 of 13

Post Success Services: In the event that Client successfully obtains a license to operate a Marijuana Facility, or is successful in acquiring an already established and licensed Marijuana Facility, or is successful in any Business Combination (defined below) Lotus agrees to provide Client with the option to retain Lotus’ services and if Client so chooses to retain Lotus’ services, Lotus will provide business development services and strategic planning services consisting of all business activities related to each licensed Marijuana Facility (the “Post Success Services”), which will include, but not limited to, developing policies and standard operating procedures, providing overall business strategy and its implementation, hiring and training employees, implementing security and tracking plan from seed to sale, designing buildings and facilities, product marketing mix and formulating menu of products, designing and executing cultivation facility, sales and marketing strategies, implementing transportation and logistics plan, and rolling out software and accounting systems. The fees associated with the Post Success Services to be provided by Lotus shall be determined and agreed to by the parties under separate written agreements. Client is not obligated to retain the services of Lotus to provide the Post Success Services.

Fees to be paid to Lotus under this Agreement, including the Advisory Fee and Success Fee, do not represent payment for Post Success Services. Fees for the Post Success Services are separate and independent fees to be negotiated by the parties at a later date. Nothing in this Agreement binds or requires Lotus to provide the Post Success Services and nothing in this Agreement binds or requires the Client to hire Lotus to provide the Post Success Services.

For both the Services and Post Success Services (if applicable), Lotus agrees to make the services of its members, Erik Santus and Hung Nguyen and its Agents reasonably available for performance of the services covered by this Agreement. Lotus and its Agents are capable of, shall be available to, and shall provide to client the Services as requested by the client on a reasonable basis.

Fees:

(a) Advisory Fee. The parties agree that in exchange for the Services, Client will pay Lotus an initial nonrefundable Advisory Fee of Fifteen Thousand and NO/100ths Dollars ($15,000.00) that will be paid to Lotus upon the execution of this Agreement. The initial Advisory Fee is not contingent upon the Client being successful in acquiring or obtaining a license to operate a Marijuana Facility or acquire an already established Marijuana Facility. The advisory fee referenced in this section represents an hourly rate of $150.00 to be paid to Lotus. Lotus will provide Client with a minimum of 100 hours over the Advisory Period. After Lotus provides the initial 100 hours of Services, Client shall pay Lotus an hourly rate of $150.00 (unless otherwise agreed to by the Parties in writing) for additional Services provided, however, that as a condition of such payment, Lotus shall be required to provide to Client a detailed report with a description of time spent and the purpose of the Services provided, broken down for each target or acquisition, and shall be required to submit such report to Client each time the Advisory Fee exceeds increments of $5,000. At the end of the Advisory Period, Client will have the right to renew this Agreement pursuant to Section 4.2. No termination of this Agreement shall in any way effect the right of Lotus and its Agents to receive the Advisory Fees that have already been paid or accrued prior to termination.

LOTUS CONSULTING SERVICES AGREEMENT	Page 11 of 13

(b) Success Fee. (i) If with the direct assistance and advice of Lotus to Client as part of the Services provided under this Agreement, (x) Client receives a required license for a Marijuana Facility by applicable state or local authorities, or (y) if Client is successful in obtaining an already established and licensed Marijuana Facility, or (ii) if Client is successful, through the direct coordination and introduction to the Client by Lotus of one or more individuals, firms or other entities (the “Candidates”) that may have an interest in pursuing some form of Business Combination with the Client and in analyzing, structuring, negotiating and effecting such a Business Combination, then the parties agree that in exchange for the Services, Client will pay Lotus a nonrefundable Success Fee of Twenty Five Thousand and NO/100ths Dollars ($25,000.00) for each acquired Marijuana Facility license or already established and licensed Marijuana Facility or any consummated Business Combination and the Success Fee will be paid within five (5) business days of Client receiving a required license for a Marijuana Facility or within five (5) business days of the closing of Client’s acquisition of an already established and licensed Marijuana Facility or consummation of a successful Business Combination; provided that in order for the Success Fee to become due to Lotus, the required license for a Marijuana Facility must be obtained or the acquisition of an already established and licensed Marijuana Facility or a successful Business Combination must be consummated prior to the date that is 12 months from the date of the termination of this Agreement. For the avoidance of doubt, and by way of example, if Client is successful in obtaining two licenses for two Marijuana Facilities and consummating one Business Combination, the success fee to be paid to Lotus would be $75,000 ($25,000 success fee per instance × 3 = $75,000). As used in this section, the term “Business Combination” means any option or other agreement that would permit the Client now or in the future (as would be permitted under applicable state and federal laws and regulations) to engage in the Cannabis Industry for the purposes of consummating (i) any merger, consolidation, reorganization or other business combination pursuant to which any portion of the business of the Client is combined with that of another entity, including without limitation any joint venture, licensing agreement, or product sale or marketing distribution agreement or (ii) the acquisition, directly or indirectly, of beneficial ownership of more than 50% of any class of capital stock, or substantially all of the assets, of such entity.

LOTUS CONSULTING SERVICES AGREEMENT	Page 12 of 13

EXHIBIT A

Non-Disclosure and Confidentiality Agreement

[see attached]

LOTUS CONSULTING SERVICES AGREEMENT	Page 13 of 13